UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2024

Core Scientific, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40046	86-1243837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

838 Walker Road, Suite 21-2105 Dover, Delaware	19904
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 402-5233

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	CORZ	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $6.81 per share	CORZW	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $0.01 per share	CORZZ	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Chief Legal and Administrative Officer

On July 19, 2024, Core Scientific, Inc. (the “Company”) entered into an employment agreement with Todd M. DuChene (the “Employment Agreement”), pursuant to which Mr. DuChene will continue to serve as Executive Vice President, Chief Legal and Administrative Officer, Chief Compliance Officer and Secretary of the Company.
Pursuant to the Employment Agreement, Mr. DuChene will: (i) receive a base salary of $500,000; (ii) participate in the Company’s annual incentive plan for each year beginning with calendar year 2024, with a 2024 annual incentive target equal to 100% of his base salary, subject to the achievement of certain performance criteria, provided that his annual incentive plan bonus for calendar year 2024 will be no less than $500,000 regardless of whether such performance criteria is achieved; (iii) participate in the Core Scientific, Inc. 2024 Stock Incentive Plan (the “Equity Plan”); (iv) participate in employee benefit plans and receive such other fringe benefits as the Company generally makes available to its executives; and (v) receive reimbursements of certain reasonable and necessary business expenses as determined by the Company and in accordance with its business expense reimbursement policies. The Company will also use commercially reasonable efforts to enter into an indemnification agreement with Mr. DuChene based on terms substantially consistent with the indemnification agreements applicable to the directors and other senior executives of the Company.

In the event Mr. DuChene’s employment is terminated by the Company without Cause and outside of the Protection Period that relates to a Change in Control (each as defined in the Employment Agreement), he will be entitled to (i) his continued base salary for 12 months following the termination date; (ii) payment of any unpaid annual bonus for a completed fiscal year that ended prior to the termination date; (iii) accelerated vesting of the unvested portion of the 2024 Equity Grant (as defined in the Employment Agreement) to the extent provided under the equity award agreements governing the 2024 Equity Grant; and (iv) accelerated vesting, in full, with respect to the Legacy Awards (as defined in the Employment Agreement) that were issued to Mr. DuChene prior to the 2024 calendar year, subject to Mr. DuChene’s timely execution of a separation and release agreement. If Mr. DuChene’s termination of employment by the Company without Cause takes place during the Protection Period that relates to a Change in Control, he will be entitled to (i) a lump-sum payment equal to his annual base salary; (ii) payment of any unpaid portion of any additional retention benefit, transaction benefit or similar benefit arrangement offered or provided to Mr. DuChene in connection with the Change in Control to which the Protection Period relates; (iii) payment of any unpaid annual bonus for a completed fiscal year that ended prior to the termination date; (iv) accelerated vesting of the unvested portion of the 2024 Equity Grant to the extent provided under the equity award agreements governing the 2024 Equity Grant; and (v) accelerated vesting, in full, with respect to the Legacy Awards that were issued to Mr. DuChene prior to the 2024 calendar year, subject to Mr. DuChene’s timely execution of a separation and release agreement. If Mr. DuChene terminates his employment after the Initial Term due to his Retirement (each as defined in the Employment Agreement), then, subject to him remaining employed through the date of his Retirement and the specific terms and conditions of the equity award agreements to be issued to him under the Equity Plan (including, as applicable, the 2024 Equity Grant), he will be entitled to accelerated vesting of any outstanding equity or equity-based incentive awards he holds to the extent provided under the equity award agreements relating thereto; provided that Mr. DuChene will be entitled to accelerated vesting, in full, with respect to the Legacy Awards that were issued to him prior to the 2024 calendar year, subject to Mr. DuChene’s timely execution of a separation and release agreement.

Also on July 19, 2024, in connection with the effectiveness of the Employment Agreement, Mr. DuChene received the 2024 Equity Grant, consisting of:

i. A special one-time grant of 1,003,633 time-based restricted stock units under the Equity Plan (“RSUs”), which will vest in four equal amounts, with one-fourth (1/4th) vesting on December 31, 2024 and one-fourth (1/4th) vesting on each of the next three anniversaries of such initial vesting date, subject, in general, to Mr. DuChene remaining in the Company’s employ through the applicable vesting date (the “Service Condition”);

ii.     A regular annual grant of 250,909 time-based RSUs, of which (A) one-third (1/3rd) will vest on January 23, 2025, and (B) one-twelfth (1/12th) will vest at the conclusion of each calendar quarter thereafter until December 31, 2026, subject, in general, to the Service Condition; and

iii.    A regular annual grant of 83,637 performance-based RSUs, of which, (A) one-third (1/3rd) will be eligible to vest with respect to the 2024 calendar year, (B) one-third (1/3rd) (plus any unvested portion from the prior year) will be eligible to vest with respect to the 2025 calendar year, and (C) one-third (plus any unvested portion from any prior year) will be eligible to vest with respect to the 2026 calendar year, subject, in each case, to the attainment of the applicable performance goals, and, in general, the Service Condition.

The foregoing summary descriptions of the Employment Agreement and the 2024 Equity Grant do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein, and the award agreements relating to the 2024 Equity Grant, the forms of which are filed as Exhibits 10.2 and 10.3 hereto and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

10.1	Employment Agreement, by and between Todd M. DuChene and Core Scientific, Inc., dated July 19, 2024
10.2	Form of Restricted Stock Unit Award Agreement pursuant to Core Scientific, Inc. 2024 Stock Incentive Plan
10.3	Form of Performance Share Unit Award Agreement pursuant to Core Scientific, Inc. 2024 Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Scientific, Inc.

Dated: July 22, 2024

	By:	/s/ Todd M. DuChene
	Name:	Todd M. DuChene
	Title:	Chief Legal Officer and Chief Administrative Officer